UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 15, 2005

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware		20-2197030

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Director Compensation Arrangements

     The newly constituted board of directors of Liberty Global, Inc. (“Liberty Global”) held its first board meeting on June 15, 2005. At the meeting, the board ratified the assumption by Liberty Global of the Liberty Global, Inc. 2005 Incentive Plan (f/k/a Liberty Media International, Inc. 2004 Incentive Plan (As Amended and Restated Effective March 9, 2005) (the “Incentive Plan”)) and the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (f/k/a Liberty Media International, Inc. 2005 Nonemployee Director Incentive Plan (As Amended and Restated Effective April 1, 2005) (the “Director Plan”)). Summary descriptions of the Incentive Plan and the Director Plan, which are incorporated herein by this reference, are set forth under the heading “Management of LMI — Equity Compensation Plan Information” in the Joint Proxy Statement/Prospectus forming a part of Liberty Global’s Registration Statement on Form S-4 (File No. 333-124583) filed with the Securities and Exchange Commission (“SEC”) and declared effective on May 3, 2005, as amended by Post-Effective Amendment No. 1 thereto on May 5, 2005 (as so amended, the “Liberty Global S-4”).

     The Liberty Global board also approved a Compensation Policy for Nonemployee Directors (the “Policy”), which provides for the payment to Liberty Global’s nonemployee directors of annual cash awards, cash fees for attendance at meetings and option grants under the Director Plan. Pursuant to the Policy, on June 15, 2005, options with respect to 10,000 shares of Liberty Global Series A common stock, par value $.01 per share (“Liberty Global Series A Stock”), were granted to each of Liberty Global’s nonemployee directors: John P. Cole, Jr., John W. Dick, Paul A. Gould, David E. Rapley, Larry E. Romrell, J.C. Sparkman and J. David Wargo. The options vest over three years and will have an exercise price equal to the closing sale price of the Liberty Global Series A Stock on the Nasdaq National Market on June 16, 2005 (which is the first full day of trading in Liberty Global Series A Stock).

     Copies of the Incentive Plan, the Director Plan, the form award agreement under the Director Plan and the Policy are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by this reference. The foregoing description of the Incentive Plan, the Director Plan, the form award agreement under the Director Plan and the Policy is qualified in its entirety by reference to the full text thereof set forth in Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Officer Compensation Arrangements

     At the June 15 Liberty Global board meeting, the board determined to maintain the current compensation package applicable to each person who served as an officer of Liberty Media International, Inc. (“LMI”) or UnitedGlobalCom, Inc. (“UGC”) immediately prior to the effective time of the Mergers (as defined in Item 2.01 below), irrespective of any such person’s election as an officer of Liberty Global. The maintenance of such officers’ compensation packages are subject to future action by the Compensation Committee of the Liberty Global board.

Item 2.01	Completion of Acquisition or Disposition of Assets

     At 5:01 p.m., New York City time, on June 15, 2005, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 17, 2005, by and among Liberty Global, LMI, UGC, Cheetah Acquisition Corp., a wholly owned transitory merger subsidiary of Liberty Global (“LMI Merger Sub”), and Tiger Global Acquisition Corp., a wholly owned transitory merger subsidiary of Liberty Global (“UGC Merger Sub”), (i) LMI Merger Sub was merged with and into LMI (the “LMI Merger”) and (ii) UGC Merger Sub was merged with and into UGC (the “UGC Merger” and together with the LMI Merger, the “Mergers”). As a result of the Mergers, LMI became a direct wholly owned subsidiary of Liberty Global, and UGC became an indirect wholly owned subsidiary of Liberty Global.

     In the Mergers, (i) each share of LMI Series A common stock, par value $.01 per share (“LMI Series A Stock”), was converted into one share of Liberty Global Series A Stock, (ii) each share of LMI Series B common stock, par value $.01 per share (“LMI Series B Stock”), was converted into one share of Liberty Global Series B common stock, par value $.01 per share (“Liberty Global Series B Stock”), (iii) each share of UGC Class A common stock, par value $.01 per share (“UGC Class A Stock”), other than those shares owned by LMI and its wholly owned subsidiaries, was converted into the right to receive, at the option of the holder, either (x) 0.2155 of a share of Liberty Global Series A Stock (plus cash in lieu of any fractional shares) (the “Stock Consideration”) or (y) $9.58 in cash, subject to proration (the “Cash Consideration”), (iv) each share of UGC Class B common stock, par value $.01 per share, other than those shares owned by LMI and its wholly owned subsidiaries, was converted into the right to receive, at the option of the holder, either the Stock Consideration or the Cash Consideration, and (v) each share of UGC Class C common stock, par value $.01 per share, other than those shares owned by LMI and its wholly owned subsidiaries, was converted into the right to receive, at the option of the holder, either the Stock Consideration or the Cash Consideration.

     A copy of the Merger Agreement has been incorporated by reference as Exhibit 2.1 hereto and is incorporated herein by this reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement set forth in Exhibit 2.1.

     Liberty Global expects to have issued and outstanding approximately 229.6 million shares of Liberty Global Series A Stock and approximately 7.3 million shares of Liberty Global Series B Stock immediately following the Mergers. In addition, Liberty Global expects to distribute aggregate Cash Consideration of approximately $694.5 million to the former stockholders of UGC. An equivalent amount of cash was borrowed by Liberty Global from its wholly owned subsidiary, LMI, to fund these payments.

     The issuance of the Liberty Global Series A Stock and the Liberty Global Series B Stock in the Mergers was registered under the Securities Act of 1933, as amended, pursuant to the Liberty Global S-4. The Joint Proxy Statement/Prospectus of LMI and UGC included in the Liberty Global S-4 contains additional information about the Mergers (including, without limitation, information concerning the interests of directors and executive officers of LMI and UGC in the Mergers, information concerning certain relationships existing among the parties to the Mergers and information concerning the determination of the merger consideration) under the headings “Special Factors,” “Management of LMI” and “Executive Officers, Directors and Principal Stockholders of UGC” and in “Appendix A: Information Concerning Liberty Media International, Inc. — Part 2: Certain Relationships and Related Party Transactions” in the Joint Proxy Statement/Prospectus. Such information is incorporated herein by this reference.

     Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Liberty Global Series A Stock and Liberty Global Series B Stock is deemed to be registered under Section 12 of the Exchange Act upon the filing of this Current Report on Form 8-K. The Liberty Global Series A Stock and the Liberty Global Series B Stock will begin trading on the Nasdaq National Market under the symbols “LBTYA” and “LBTYB”, respectively, at market open on June 16, 2005. The description of Liberty Global Series A Stock and Liberty Global Series B Stock set forth under the heading “Description of Liberty Global Capital Stock” in the Joint Proxy Statement/Prospectus is incorporated herein by this reference.

     LMI Series A Stock, LMI Series B Stock and UGC Class A Stock were registered pursuant to Section 12(g) of the Exchange Act and listed on the Nasdaq National Market. Each of LMI and UGC has delisted its common stock from the Nasdaq National Market and is filing a Form 15 with the SEC to terminate the registration of its common stock under the Exchange Act.

     On June 15, 2005, Liberty Global issued a press release announcing the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference. The foregoing description of the press release is qualified in its entirety by reference to the full text of the press release set forth in Exhibit 99.1.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Executive Officers

     (c) Appointment of Principal Officers

     At the June 15 Liberty Global board meeting, the principal officers of Liberty Global were elected. As contemplated by the Joint Proxy Statement/Prospectus, Michael T. Fries was elected to serve as President and Chief Executive Officer of Liberty Global and will, accordingly, serve as Liberty Global’s principal executive officer. Also as contemplated by the Joint Proxy Statement/Prospectus, John C. Malone was elected to serve as Chairman of the Board of Liberty Global. The Liberty Global board of directors also elected Charles H.R. Bracken to serve as Senior Vice President and Co-Chief Financial Officer of Liberty Global and Bernard G. Dvorak to serve as Senior Vice President and Co-Chief Financial Officer of Liberty Global. Mr. Bracken will serve as Liberty Global’s principal financial officer, and Mr. Dvorak will serve as Liberty Global’s principal accounting officer. Each of Messrs. Fries, Malone, Bracken and Dvorak will serve as officers of Liberty Global until the first annual meeting of Liberty Global’s board of directors or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. Biographical and other information concerning Mr. Fries is included in the Joint Proxy Statement/Prospectus under the headings “Management of Liberty Global” and “Executive Officers, Directors and Principal Stockholders of UGC” and is incorporated herein by this reference. Biographical and other information concerning Mr. Malone is included in the Joint Proxy Statement/Prospectus under the headings “Management of Liberty Global” and “Management of LMI” and is incorporated herein by this reference. Biographical and other information concerning Mr. Bracken, who was born on May 26, 1966, is included in the Joint Proxy Statement/Prospectus under the heading “Executive Officers, Directors and Principal Stockholders of UGC” and is incorporated herein by this reference. Information concerning Mr. Bracken’s employment agreement with a subsidiary of UGC is set forth below. Biographical and other information concerning Mr. Dvorak is included in the Joint Proxy Statement/Prospectus under the heading “Management of LMI” and is incorporated herein by this reference.

     Mr. Bracken is party to an Executive Service Agreement, dated as of December 15, 2004 (the “Service Agreement”), with UPC Services Limited, a subsidiary of UGC (“UPC Services”), in connection with the continued appointment of Mr. Bracken as the Chief Financial Officer of UGC Europe, Inc., a subsidiary of UGC, and a Co-Chief Financial Officer of UGC. The Service Agreement continues until terminated by either party upon six months notice. Pursuant to the Service Agreement, Mr. Bracken’s salary is subject to periodic adjustments, and his current salary is £338,690. The Service Agreement may be terminated at any time for cause by UPC Services. Also, UPC Services may terminate Mr. Bracken’s employment for any reason upon six months notice. The Service Agreement also provides for a six-month severance payment from the date of termination if he is terminated without cause, provided Mr. Bracken signs a release. In the event Mr. Bracken becomes incapacitated, by reason of injury or ill-health for an aggregate of 130 working days or more in any 12-month period, UPC Services may discontinue future payments under the Service Agreement, in whole or in part, until such incapacitation ceases.

     A copy of the Service Agreement has been incorporated by reference as Exhibit 10.5 hereto and is incorporated herein by this reference. The foregoing description of the Service Agreement is qualified in its entirety by reference to the full text of the Service Agreement set forth in Exhibit 10.5

     (d) Election of Directors

     On June 15, 2005, Liberty Global’s board of directors was reconstituted to initially consist of ten directors, divided among three classes. Liberty Global’s Class I directors, whose term will expire at the annual meeting of its stockholders in 2006, are Gene W. Schneider, John P. Cole, Jr. and David E. Rapley. Liberty Global’s Class II directors, whose term will expire at the annual meeting of its stockholders in 2007, are J. David Wargo, J.C. Sparkman and John W. Dick. Liberty Global’s Class III directors, whose term will expire at the annual meeting of its stockholders in 2008, are John C. Malone, Paul A. Gould, Michael T. Fries and Larry E. Romrell. At each annual meeting of Liberty Global stockholders, the successors of that class of directors whose term(s) expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of Liberty Global stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified. The Joint Proxy Statement/Prospectus includes biographical and other information concerning the directors of Liberty Global under the headings “Management of Liberty Global,” “Management of LMI” and “Executive Officers, Directors and Principal Stockholders of UGC” in the Joint Proxy Statement/Prospectus, which information is incorporated herein by this reference.

     At the June 15 Liberty Global board meeting, the following board committees were formed: Audit Committee, Compensation Committee, Executive Committee and Nominating and Corporate Governance Committee. Each of Messrs. Dick, Gould and Wargo was appointed to serve on Liberty Global’s Audit Committee. Each of Messrs. Cole, Romrell and Sparkman was appointed to serve on Liberty Global’s Compensation Committee. Each of Messrs. Fries and Malone was appointed to serve on Liberty Global’s Executive Committee. Each of Messrs. Cole, Dick, Gould, Rapley, Romrell, Sparkman and Wargo was appointed to serve on Liberty Global’s Nominating and Corporate Governance Committee.

     There are no family relationships among any of the foregoing directors or principal officers of Liberty Global.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     In connection with the Mergers, Liberty Global’s certificate of incorporation and bylaws were restated in their entirety to read as the forms of Restated Certificate of Incorporation and Bylaws included in the Joint Proxy Statement/Prospectus as Appendices F and G, respectively. The Restated Certificate of Incorporation and the restated Bylaws of Liberty Global are substantially identical to the Restated Certificate of Incorporation and Bylaws of LMI in effect prior to the Mergers. The description of the Restated Certificate of Incorporation and Bylaws of Liberty Global set forth under the heading “Comparison of the Rights of Stockholders of LMI, UGC and Liberty Global” in the Joint Proxy Statement/Prospectus is incorporated herein by this reference. The Restated Certificate of Incorporation and the restated Bylaws of Liberty Global are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by this reference. The foregoing description of the Restated Certificate of Incorporation and the restated Bylaws of Liberty Global is qualified in its entirety by reference to the full text of the Restated Certificate of Incorporation and the restated Bylaws of Liberty Global set forth in Exhibits 3.1 and 3.2, respectively.

Item 8.01	Other Events

     In connection with the Mergers, Liberty Global entered into a Second Supplemental Indenture, dated as of June 15, 2005, with UGC and The Bank of New York, as Trustee, (the “Second Supplemental Indenture”), which supplements and amends the Indenture, dated as of April 6, 2004, as amended by the First Supplemental Indenture thereto (as so supplemented, the “Indenture”), under which UGC’s 1 3/4% Convertible Senior Notes due April 15, 2024 (the “Senior Notes”) in the principal amount of €500,000,000 are outstanding. Pursuant to the Second Supplemental Indenture, Liberty Global has agreed to issue and deliver shares of Liberty Global Series A Stock to UGC to fulfill the conversion obligation of UGC under the Senior Notes, under the circumstances specified in the Indenture.

     The Second Supplemental Indenture was executed in compliance with Section 12.12 of the Indenture, which required Liberty Global to enter into the Second Supplemental Indenture because, as of and following the effective time of the Mergers, the Senior Notes are convertible into shares of Liberty Global Series A Stock.

     The Indenture has been incorporated by reference as Exhibits 99.2 and 99.3 hereto and is incorporated herein by this reference. A copy of the Second Supplemental Indenture is attached hereto as Exhibit 99.4 and incorporated herein by this reference. The foregoing description of the Indenture and the Second Supplemental Indenture is qualified in its entirety by reference to the full text of the Indenture and the Second Supplemental Indenture set forth in Exhibits 99.2, 99.3 and 99.4, respectively.

Item 9.01	Financial Statements and Exhibits

    (a)  Financial Statements of Business Acquired

           NTL Ireland

           Combined Balance Sheets as at March 31, 2005 and December 31, 2004

           Combined Statements of Operations for the three months ended March 31, 2005 and 2004

           Combined Statements of Cash Flows for the three months ended March 31, 2005 and 2004

           Combined Statement of Shareholders’ Equity for the three months ended March  31, 2005

           Notes to Combined Financial Statements

           Report of Independent Auditors

           Combined Balance Sheet as at December 31, 2004

           Combined Statement of Operations for the year ended December 31, 2004

           Combined Statement of Cash Flows for the year ended December 31, 2004

           Combined Statement of Shareholders’ Equity for the year ended December 31, 2004

           Notes to Combined Financial Statements

    (b)  Pro forma financial information

           Liberty Media International, Inc.

           Unaudited Condensed Pro Forma Combined Financial Statements

           Unaudited Condensed Pro Forma Combined Balance Sheet as of March 31, 2005

           Unaudited Condensed Pro Forma Combined Statements of Operations for the three months ended March 31, 2005

           Unaudited Condensed Pro Forma Combined Statements of Operations for the year ended December 31, 2004

           Notes to Unaudited Condensed Pro Forma Combined Financial Statements

     (c) Exhibits.

Exhibit No.	Name
2.1	Agreement and Plan of Merger, dated January 17, 2005, among Liberty Global, Inc. (f/k/a New Cheetah, Inc., “Liberty Global”), Liberty Media International, Inc. (“LMI”), UnitedGlobalCom, Inc. (“UGC”), Cheetah Acquisition Corp. and Tiger Global Acquisition Corp. (incorporated by reference to Exhibit 2.1 to LMI’s Current Report on Form 8-K, dated January 19, 2005 (File No. 000-50671))

3.1	Restated Certificate of Incorporation of Liberty Global, dated June 15, 2005

3.2	Bylaws of Liberty Global

4.1	Specimen certificate for shares of Series A common stock, par value $.01 per share, of Liberty Global

4.2	Specimen certificate for shares of Series B common stock, par value $.01 per share, of Liberty Global

10.1	Liberty Global, Inc. 2005 Incentive Plan

10.2	Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan

10.3	Form of Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan Non-Qualified Stock Option Agreement

10.4	Compensation Policy for Nonemployee Directors

10.5	Executive Service Agreement, dated December 15, 2004, between UPC Services Limited and Charles Bracken (incorporated by reference to Exhibit 10.15 to UGC’s Annual Report on Form 10-K, dated March 14, 2005 (File No. 000-496-58))

99.1	Liberty Global Press Release, dated June 15, 2005

99.2	Indenture (the “Indenture”), dated as of April 6, 2004, between UGC and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to UGC’s Current Report on Form 8-K, dated April 6, 2004 (File No. 000-496-58))

99.3	First Supplemental Indenture, dated as of May 24, 2005, between UGC and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.1 to UGC’s Current Report on Form 8-K, dated May 31, 2005 (File No. 000-496-58))

99.4	Second Supplemental Indenture, dated as of June 15, 2005, among Liberty Global, UGC and The Bank of New York, as Trustee

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY GLOBAL, INC.
Date: June 15, 2005	By:	/s/ Leonard P. Stegman
		Name:	Leonard P. Stegman
		Title:	Vice President

2

NTL IRELAND
INDEX TO CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

Condensed Combined Balance Sheets as at March 31, 2005 and December 31, 2004	F-2
Condensed Combined Statements of Operations for the three months ended March 31, 2005 and 2004	F-3
Condensed Combined Statements of Cash Flows for the three months ended March 31, 2005 and 2004	F-4
Condensed Combined Statement of Shareholders’ Equity for the three months ended March 31, 2005	F-5
Notes to Condensed Combined Financial Statements	F-6

CONDENSED COMBINED BALANCE SHEETS

NTL IRELAND
CONDENSED COMBINED BALANCE SHEETS AS AT MARCH 31, 2005
AND DECEMBER 31, 2004
(unaudited)
(in thousands)

	March 31,	December 31,
	2005	2004
		(See Note)
Assets
Current assets
Cash	€6,092	€5,593
Accounts receivable — trade, less allowance for doubtful accounts of €5,713 (2005)	10,267	9,799
and €5,576 (2004)
Prepaid expenses and other current assets	2,508	1,873
Due from affiliates	42,359	39,292

Total current assets	61,226	56,557

Fixed assets, net	124,847	123,569
Customer lists, net	11,497	13,144

Total assets	€197,570	€193,270

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	€8,462	€9,075
Accrued expenses and other current liabilities	20,143	20,622
Interest payable to affiliates	4,724	3,791
Deferred revenue	17,918	17,279
Notes payable to affiliates	116,708	116,708
Amounts due to affiliates	6,164	5,497

Total current liabilities	174,119	172,972

Other long-term liabilities	3,405	3,405
Commitments and contingent liabilities
Shareholders’ equity
Share capital	110	110
Additional paid in capital	5,048	5,048
Other reserves	334	334
Accumulated other comprehensive (loss)	(3,059)	(3,059)
Retained earnings	17,613	14,460

Total shareholders’ equity	20,046	16,893

Total liabilities and shareholders’ equity	€197,570	€193,270

Note: The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date.

See accompanying notes.

CONDENSED COMBINED STATEMENTS OF OPERATIONS

NTL IRELAND
CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
(unaudited)
(in thousands)

	Three months ended
	March 31,
	2005	2004

Revenue	€27,657	€25,682

Costs and expenses
Operating costs (exclusive of depreciation shown separately below)	(10,092)	(9,089)
Selling, general and administrative expenses	(8,770)	(8,275)
Depreciation	(3,055)	(2,725)
Amortization	(1,183)	(1,182)

	(23,100)	(21,271)

Operating income	4,557	4,411

Other income (expense)
Interest income and other, net	8	67
Interest expense	(1,000)	(943)
Foreign currency transaction gains (losses)	52	(15)

Income before income taxes	3,617	3,520
Income tax expense	(464)	(517)

Net income	€3,153	€3,003

See accompanying notes.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

NTL IRELAND
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
(unaudited)
(in thousands)

	Three months ended
	March 31,
	2005	2004

Operating Activities:
Net income	€3,153	€3,003
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,238	3,907
Deferred income taxes	464	517
Changes in operating assets and liabilities, net Accounts receivable	(468)	(780)
Prepaid expenses and other current assets	(3,689)	(395)
Accounts payable	(604)	(5,689)
Accrued expenses and other current liabilities	188	(108)
Deferred revenue	640	1,170
Amounts due from affiliates	932	(144)

Net cash provided by operating activities	4,854	1,481

Investing activities
Purchase of fixed assets	(4,355)	(3,781)

Net cash (used in) investing activities	(4,355)	(3,781)

Financing activities
Net cash provided by financing activities	—	—

Increase (decrease) in cash	499	(2,300)
Cash at beginning of period	5,593	20,375

Cash at end of period	€6,092	€18,075

See accompanying notes.

CONDENSED COMBINED STATEMENT OF SHAREHOLDERS’ EQUITY

NTL IRELAND
CONDENSED COMBINED STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2005
(unaudited)
(in thousands)

		Additional			Pension
	Share	Paid-In	Other	Comprehensive	Liability	Retained
	Capital	Capital	Reserves	Income	Adjustments	Earnings
Balance, December 31, 2004	€110	€5,048	€334		(€3,059)	€14,460

Comprehensive income (loss):

Net income for the three months ended March 31, 2005	—	—		€3,153	—	3,153

				€3,153

Balance, March 31, 2005	€110	€5,048	€334		(€3,059)	€17,613

See accompanying notes.

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS

NTL IRELAND
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS
MARCH 31, 2005
(unaudited)
(amounts in thousands)

Note 1— Organization

NTL Ireland comprises the consolidated financial statements of NTL Communications (Ireland) Limited and its subsidiaries combined with the financial statements of NTL Irish Networks Limited. In addition certain assets that are owned by NTL Incorporated, or NTL, that are used by NTL Ireland, and costs and expenses of services provided by NTL have been reflected in these condensed combined financial statements in accordance with Staff Accounting Bulletin No. 54 (SAB 54). NTL Communications (Ireland) Limited and NTL Irish Networks Limited are companies incorporated in the Republic of Ireland and are indirect wholly-owned subsidiaries of NTL.

Note 2—Basis of Presentation

Basis of Presentation

The accompanying financial statements have been prepared on the basis described in Note 1 and intercompany accounts and transactions have been eliminated.

The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information refer to the combined financial statements and footnotes thereto for the year ended December 31, 2004.

In accordance with SAB 54, the impact of NTL’s operations as a debtor-in-possession and its subsequent emergence from Chapter 11 and adoption of fresh-start reporting in accordance with the American Institute of Certified Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code has been reflected in these financial statements. Additionally, both the assets owned by NTL and costs and expenses of services provided by NTL, have been allocated to NTL Ireland based on specific identification. When specific identifications was not practicable, the allocation of expenses was done on a basis that, in the opinion of management was reasonable.

Note 3—Fixed Assets

	Estimated	March 31,	December 31,
	Useful Life	2005	2004

Operating equipment
Cable distribution plant	8 - 30 years	€93,221	€92,470
Switches and headends	8 - 10 years	10,787	10,787
Customer premises equipment	5 - 10 years	36,482	33,365

Total operating equipment		140,490	136,622

Other equipment

Buildings	30 years	249	249
Leasehold improvements	20 years or, if less, the lease term	3,891	3,891
Computer infrastructure	3 - 5 years	10,525	10,369
Other equipment	5 - 12 years	1,090	1,114

Total other equipment		15,755	15,623

		156,245	152,245

Accumulated depreciation		(37,937)	(34,906)

		118,308	117,339
Construction in progress		6,539	6,230

		€124,847	€123,569

NTL IRELAND
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (continued)
MARCH 31, 2005
(unaudited)
(amounts in thousands)

Note 4—Intangible Assets

     Customer Lists

	Estimated	March 31,	December 31,
	Useful Life	2005	2004

Customer lists	5 years	€22,136	€22,600

Accumulated amortization		(10,639)	(9,456)

Non-compete agreements		€11,497	€13,144

Estimated aggregate amortization expense for each of the five succeeding fiscal years from December 31, 2004 is as follows: €3,983 in 2005, €3,983 in 2006, €3,983 in 2007, €1,195 in 2008 and €nil in 2009.

Note 5—Fair Values of Financial Instruments

NTL Ireland in estimating its fair value disclosures for financial instruments used the following methods and assumptions:

     Cash: The carrying amounts reported in the combined balance sheets approximate fair value.

     Notes payable to affiliates: The carrying amounts of the notes payable to affiliates approximate their fair values.

The carrying amounts and fair values of NTL Ireland’s financial instruments are as follows:

	March 31, 2005		December 31, 2004
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Cash	€6,092	€6,092	€5,593	€5,593
Notes payable to affiliates	116,708	116,708	116,708	116,708

NTL IRELAND
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (continued)
MARCH 31, 2005
(unaudited)
(amounts in thousands)

Note 6—Employee Benefit Plans

Effective December 31, 2003, we adopted FASB Statement No. 132 (revised 2003), Employers’ Disclosures about Pensions and Other Postretirement Benefits. This standard requires the disclosure of the components of net periodic benefit cost recognized during interim periods.

Components of Net Periodic Benefit Costs

	Three months ended
	March 31,
	2005	2004

Service costs	77	93
Interest costs	104	125
Expected return on plan assets	(91)	(135)
Amortization of losses	39	10
Amortization of prior service costs	—	—
Recognized actuarial loss	—	—

Net periodic benefit costs	129	93

Employer Contributions

We previously disclosed in our financial statements for the year ended December 31, 2004, that we expected to contribute €473 to our pension plans in 2005. For the three months ended March 31, 2005 we contributed €187 to our pension plans. We anticipate contributing an additional €398 to fund our pension plans in 2005 for a total of €585 .

Note 7—Comprehensive Income

Comprehensive income comprises (in thousands) (unaudited):

	Three months ended March 31,
	2005	2004

Net income for period	€3,153	€3,003
Currency translation adjustment	—	—
Net unrealized gains on derivatives	—	—
Pension liability adjustment	—	—

Comprehensive income	€3,153	€3,003

Note 8—Commitments and Contingent Liabilities

At March 31, 2005, NTL Ireland was committed to pay approximately €6,705 for equipment and services. The aggregate amount of the fixed and determinable portion of these obligations for the succeeding five fiscal years is as follows:

Year ended March 31
2006	€3,320
2007	3,385
2008	—
2009	—
2010	—
Thereafter	—

€6,705

NTL Ireland is involved in certain disputes and litigation arising in the ordinary course of our business. None of these matters are expected to have a material adverse effect on NTL Ireland’s financial position, results of operations or cash flows.

NTL IRELAND
NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (continued)
MARCH 31, 2005
(unaudited)
(amounts in thousands)

Note 9—Related Party Transactions

NTL Ireland comprises indirect wholly-owned subsidiaries of NTL. NTL charges NTL Ireland for interconnect costs and other related expenses. The following information summarizes NTL Ireland’s significant related party transactions:

	Three months ended
	March 31,
	2005	2004
Charged to NTL Ireland	€350	€715

Intercompany interest is charged to NTL Ireland by NTL and its affiliates based on intercompany debt balances. Intercompany interest expense is calculated using a weighted average interest rate of external borrowings by NTL and its affiliates.

The following information summarizes the amounts due to NTL and its affiliates:

	March 31,	December 31,
	2005	2004
Amounts due from affiliates	€42,359	€39,292

Accrued interest	4,724	3,791
Amounts due to affiliates	6,164	5,497

Notes payable to affiliates	116,708	116,708

Note 10—Subsequent Event

On May 9, 2005 NTL sold NTL Ireland to Morgan Stanley Irish Cable Holdings BV and affiliates of Morgan Stanley & Co. International Ltd for an aggregate purchase price of €325 million subject to a post closing adjustment.

NTL IRELAND

INDEX TO COMBINED FINANCIAL STATEMENTS

Report of Independent Auditors	F-11
Combined Balance Sheet as at December 31, 2004	F-12
Combined Statement of Operations for the year ended December 31, 2004	F-13
Combined Statement of Cash Flows for the year ended December 31, 2004	F-14
Combined Statement of Shareholders’ Equity for the year ended December 31, 2004	F-15
Notes to Combined Financial Statements	F-16
Restated Certificate of Incorporation
Bylaws
Specimen Certificate For Shares of Series A Common Stock
Specimen Certificate For Shares of Series B Common Stock
2005 Incentive Plan
2005 Nonemployee Director Incentive Plan
2005 Nonemployee Director Incentive Plan Non-Qualified Stock Option Agreement
Compensation Policy for Nonemployee Directors
Liberty Global Press Release
Second Supplemental Indenture

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of NTL Ireland

We have audited the accompanying combined balance sheet of NTL Ireland (the companies listed in Note 1) as of December 31, 2004 and the related combined statements of operations, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the companies’ management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the companies’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companies’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of NTL Ireland at December 31, 2004 and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

Ernst & Young
Dublin, Ireland
May 6, 2005

NTL IRELAND

COMBINED BALANCE SHEET
AS AT DECEMBER 31, 2004
(in thousands)

Assets
Current assets
Cash	€5,593
Accounts receivable — trade, less allowance for doubtful accounts of €5,576	9,799
Prepaid expenses and other current assets	1,873
Due from affiliates	39,292

Total current assets	56,557

Fixed assets, net	123,569
Customer lists, net	13,144

Total assets	€193,270

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	€9,075
Accrued expenses and other current liabilities	20,622
Interest payable to affiliates	3,791
Deferred revenue	17,279
Notes payable to affiliates	116,708
Amounts due to affiliates	5,497

Total current liabilities	172,972

Other long-term liabilities	3,405
Commitments and contingent liabilities

Shareholders’ equity
Share capital	110
Additional paid in capital	5,048
Other reserves	334
Accumulated other comprehensive (loss)	(3,059)
Retained earnings	14,460

Total shareholders’ equity	16,893

Total liabilities and shareholders’ equity	€193,270

See accompanying notes.

NTL IRELAND

COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004
(in thousands)

Revenue	€106,458
Costs and expenses
Operating costs (exclusive of depreciation shown separately below)	(36,566)
Selling, general and administrative expenses	(34,338)
Depreciation	(11,482)
Amortization	(4,728)

(87,114)

Operating income	19,344

Other income (expense)
Interest income and other, net	2,042
Interest expense	(3,791)
Foreign currency transaction (losses) gains	61

Income before income taxes	17,656
Income tax (expense)	(2,593)

Net income	€15,063

See accompanying notes.

NTL IRELAND

COMBINED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2004
(in thousands)

Operating Activities:
Net income	€15,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,210
Deferred income taxes	2,460
Changes in operating assets and liabilities, net
Accounts receivable	3,174
Prepaid expenses and other current assets	679
Accounts payable	(1,723)
Accrued expenses and other current liabilities	(3,465)
Deferred revenue	1,238
Amounts due from affiliates	6,037

Net cash provided by operating activities	39,673

Investing activities
Purchase of fixed assets	(16,652)
Proceeds from disposal of tangible fixed assets	2,103

Net cash (used in) investing activities	(14,549)

Financing activities
Amounts paid to affiliates	(39,906)

Net cash used in financing activities	(39,906)

(Decrease) in cash	(14,782)
Cash at beginning of year	20,375

Cash at end of year	€5,593

Supplemental disclosure of cash flow information
Cash paid during the year for interest exclusive of amounts capitalized	€1,086
Income taxes paid	18

See accompanying notes.

NTL IRELAND

COMBINED STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2004
(in thousands)

		Additional			Pension
	Share	Paid-In	Other	Comprehensive	Liability	Retained
	Capital	Capital	Reserves	Income (Loss)	Adjustments	Earnings
Balance, December 31, 2003	€110	€5,048	€334		(€588)	(€603)

Comprehensive income (loss):
Net income for the year ended December 31, 2004	—	—		€15,063	—	15,063
Pension liability adjustment	—	—		(2,471)	(2,471)	—

				€12,592

Balance, December 31, 2004	€110	€5,048	€334		(€3,059)	€14,460

See accompanying notes

NTL IRELAND

NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2004
(amounts in thousands)

1. Organization and Business

     NTL Ireland comprises the consolidated financial statements of NTL Communications (Ireland) Limited and its subsidiaries combined with the financial statements of NTL Irish Networks Limited. In addition certain assets that are owned by NTL Incorporated, or NTL, that are used by NTL Ireland, and costs and expenses of services provided by NTL have been reflected in these combined financial statements in accordance with Staff Accounting Bulletin No. 54 (SAB 54). NTL Communications (Ireland) Limited and NTL Irish Networks Limited are companies incorporated in the Republic of Ireland and are indirect wholly-owned subsidiaries of NTL.

     NTL Ireland offers digital and analogue television to homes in its network areas of Dublin, Waterford and Galway and broadband in parts of Dublin. In addition, NTL Ireland also offers a full range of business telecommunications services including, voice data and internet products.

2. Significant Accounting Policies

Basis of Presentation

     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States on the basis described in Note 1.

     Intercompany accounts and transactions have been eliminated.

     In accordance with SAB 54, the impact of NTL’s operations as a debtor-in-possession and its subsequent emergence from Chapter 11 and adoption of fresh-start reporting in accordance with the American Institute of Certified Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code has been reflected in these financial statements. Additionally, both the assets owned by NTL and costs and expenses of services provided by NTL, have been allocated to NTL Ireland based on specific identification. When specific identification was not practicable, the allocation of expenses was done on a basis that, in the opinion of management was reasonable.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the amount of uncollectible accounts, pension expense and pension funding requirements, costs for interconnection, the amount of costs to be capitalized in connection with the construction and installation of NTL Ireland’s network and facilities, and the computation of NTL Ireland’s income tax expense and liability. Actual results could differ from those estimates.

Fair Values

     NTL Ireland has determined the estimated fair value amounts presented in these financial statements using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented in these combined financial statements are not necessarily indicative of the amounts that NTL Ireland could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. NTL Ireland has based these fair value estimates on pertinent information available to it as of December 31, 2004.

Foreign Currency Translation

     The functional and reporting currency is the euro. Transactions denominated in foreign currencies are recorded at the rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated to euro at the rate ruling at the balance sheet date. Foreign currency gains and losses are recorded in the statement of operations.

NTL IRELAND
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2004
(amounts in thousands)

Trade Receivables

     NTL Ireland’s trade receivables are stated at outstanding principal balance, net of allowance for doubtful accounts. Allowances for doubtful accounts are estimated based on the current aging of trade receivables, prior collection experience and future expectations of conditions that might impact recoverability. The allowance for doubtful accounts is € 5,576 at December 31, 2004.

Concentrations of Credit Risk

     NTL Ireland’s financial instruments that are exposed to concentrations of credit risk consist primarily of trade receivables. Concentrations of credit risk with respect to trade receivables are limited because of the large number of customers. NTL Ireland performs periodic credit evaluations of its business customers’ financial condition and generally does not require collateral. At December 31, 2004, NTL Ireland did not have significant credit risk concentrations. No single group or customer represents greater than 10% of total accounts receivable.

Fixed Assets

     Fixed assets, net totaled €123,569 representing 63.9% of total assets at December 31, 2004. In accordance with SOP 90-7, upon NTL’s emergence from Chapter 11 reorganization, NTL Ireland adopted fresh-start reporting as of January 1, 2003. Pursuant to fresh-start reporting, the carrying values of fixed assets were adjusted to their reorganization values, which were equivalent to their estimated fair values. These adjusted carrying values became the revised cost basis of NTL Ireland’s fixed assets at January 1, 2003. Fixed assets, net, were written down by €35,675 to reflect this adjustment.

     The cost of fixed assets includes amounts capitalized for labor and overhead expended in connection with the design and installation of NTL Ireland’s operating network equipment and facilities. Costs associated with initial customer installations, additions of network equipment necessary to enable enhanced services, acquisition of additional fixed assets and replacement of existing fixed assets are capitalized. The costs of reconnecting the same service to a previously installed premise are charged to expense in the period incurred. Costs for repairs and maintenance are charged to expense as incurred.

     Labor and overhead costs directly related to the construction and installation of fixed assets, including payroll and related costs of some employees and related rent and other occupancy costs, are capitalized. The payroll and related costs of some employees that are directly related to construction and installation activities are capitalized based on specific time devoted to these activities where identifiable. In cases where the time devoted to these activities is not specifically identifiable, NTL Ireland capitalizes costs based upon estimated allocations.

Depreciation is computed by the straight-line method over the estimated useful lives of the assets.

Intangible Assets

     Intangible assets include customer lists. Customer lists represent the value attributable to the customer base following the adoption of fresh-start accounting. Customer lists are amortized on a straight-line basis over the period in which NTL Ireland expects to derive benefits, which is principally five years.

Asset Retirement Obligations

     NTL Ireland accounts for obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs in accordance with FASB Statement No. 143, Accounting for Asset Retirement Obligations (FAS 143).

     NTL Ireland accrues for the liability in respect of dilapidation on its leasehold properties over the term of the lease in accordance with FASB Statement No. 13, Accounting for Leases.

Impairment of Long-Lived Assets

     Long-lived assets, including fixed assets and amortizable definite lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. NTL Ireland assesses the recoverability of

NTL IRELAND
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2004
(amounts in thousands)

the carrying value of long-lived assets, by first grouping its long-lived assets with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities (the asset group) and, secondly, estimating the undiscounted future cash flows that are directly associated with and expected to arise from the use of and eventual disposition of such asset group. NTL Ireland estimates the undiscounted cash flows over the remaining useful life of the primary asset within the asset group. If the carrying value of the asset group exceeds the estimated undiscounted cash flows, NTL Ireland records an impairment charge to the extent the carrying value of the long-lived asset exceeds its fair value. NTL Ireland determines fair value through quoted market prices in active markets or, if quoted market prices are unavailable, through the performance of internal analysis of discounted cash flows or external appraisals. The undiscounted and discounted cash flow analyses are based on a number of estimates and assumptions, including the expected period over which the asset will be utilized, projected future operating results of the asset group, discount rate and long-term growth rate.

     As of December 31, 2004, NTL Ireland reviewed its long-lived assets for impairment and determined that there was no impairment of NTL Ireland’s long-lived assets as of December 31, 2004.

Revenue Recognition

     NTL Ireland recognizes revenue only when it is realized or realizable and earned. NTL Ireland recognizes revenue when all of the following are present:

•	Persuasive evidence of an arrangement exists between NTL Ireland and its customers;

•	Delivery has occurred or the services have been rendered;

•	The price for the service is fixed or determinable; and

•	Collectibility is reasonably assured.

     Revenues are invoiced and recorded as part of a periodic billing cycle, and are recognized as the services are provided. At the end of each period, adjustments are recorded to defer revenue relating to services billed in advance and to accrue for earned but unbilled services.

•	Telephone, cable television and internet revenues are recognized as the services are provided to customers.

•	Bundled services revenue is recognized at the time the services are provided to the customer or the performance of all of the services have been completed. NTL Ireland applies the provisions of EITF No 00-21, Accounting for revenue arrangements with multiple deliverables to assess whether the components of the bundled services should be recognized separately.

•	Installation revenues NTL Ireland applies the provisions of FASB Statement No. 51, Financial Reporting by Cable Television Companies in relation to connection and activation fees for cable television, as well as telephone and internet services, on the basis that NTL Ireland markets and maintains a unified fiber network through which NTL Ireland provides all of these services. Installation revenues are recognized at the time the installation has been completed to the extent that those fees are less than direct selling costs. Installation fees in excess of direct selling costs are deferred and amortized over the expected life of the customer’s connection.

•	Rental revenue in respect of line rentals and rental of equipment provided to customers is recognized on a straight-line basis over the term of the rental agreement.

Advertising Expense

     NTL Ireland charges the cost of advertising to expense as incurred. Advertising costs were €1,671 in 2004.

NTL IRELAND
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2004
(amounts in thousands)

Pensions

     NTL Ireland accounts for its defined benefit pension plan using FASB Statement No. 87, Employer’s Accounting for Pensions (FAS 87) and the disclosure rules under FASB Statement No. 132 (revised), Employers Disclosures about Pensions and Other Postretirement Benefits, an Amendment of FASB Statements 87, 88 and 106. Under FAS 87, pension expense is recognized on an accrual basis over employees’ approximate service periods. Pension expense calculated under FAS 87 is generally independent of funding decisions or requirements. NTL Ireland recognized expense for its defined benefit pension plans of €353 in 2004.

     The fair value of NTL Ireland’s pension plans’ assets was €7,776 at December 31, 2004. NTL Ireland contributed €437 in cash to its defined benefit pension plans in 2004.

     The calculation of pension expense and NTL Ireland’s pension liability requires the use of a number of assumptions. Changes in these assumptions can result in different expense and liability amounts, and future actual experience can differ from the assumptions. NTL Ireland believes that the two most critical assumptions are the expected long-term rate of return on plan assets and the assumed discount rate.

     When calculating pension expense for 2004, NTL Ireland assumed that its plans’ assets would generate a long-term rate of return of 7.9%. NTL Ireland determines its expected long-term rate of return assumption based on historical experience and by evaluating input from the trustee managing the plan’s assets, including the trustee’s review of asset class return expectations by several consultants and economists as well as long-term inflation assumptions. NTL Ireland’s expected long-term rate of return on plan assets is based on a target allocation of assets, which is based on its goal of earning the highest rate of return while maintaining risk at acceptable levels. The plan strives to have assets sufficiently diversified so that adverse or unexpected results from one security class will not have an unduly detrimental impact on the entire portfolio.

     NTL Ireland discounted its future pension obligations using a rate of 4.8% at December 31, 2004. NTL Ireland determined the appropriate discount rate based on the current rates earned on long-term bonds that receive one of the two highest ratings given by a recognized rating agency. The pension liability and future pension expense both increase as the discount rate is reduced.

     At December 31, 2004, NTL Ireland has unrecognized actuarial losses of € 4,415. These losses will be recognized as a component of pension expense in future years.

     Future changes in plan asset returns, assumed discount rates and various other factors related to the participants in NTL Ireland’s pension plans will impact its future pension expense and liabilities. NTL Ireland cannot predict with certainty what these factors will be in the future.

Income Taxes

     NTL Ireland provides for income taxes in accordance with FASB Statement No. 109, Accounting for income taxes. Judgment is required in determining NTL Ireland’s provision for income taxes, deferred tax assets and liabilities and the extent to which deferred tax assets can be recognized. NTL Ireland recognizes deferred tax assets only if it is more likely than not that sufficient taxable income will be available in the future against which the temporary differences and unused tax losses can be utilized. NTL Ireland has considered future taxable income and tax planning strategies in assessing whether deferred tax assets should be recognized.

NTL IRELAND
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2004
(amounts in thousands)

3. Fixed Assets

     Fixed assets at December 31, 2004 consist of:

	Estimated
	Useful Life
Operating equipment
Cable distribution plant	8 - 30 years	€92,470
Switches and headends	8 - 10 years	10,787
Customer premises equipment	5 - 10 years	33,365

Total operating equipment		136,622

Other equipment
Buildings	30 years	249
	20 years or, if
Leasehold improvements	less,
	the lease term	3,891
Computer infrastructure	3 - 5 years	10,369
Other equipment	5 - 12 years	1,114

Total other equipment		15,623

		152,245
Accumulated depreciation		(34,906)

		117,339

Construction in progress		6,230

		€123,569

4. Customer lists

	Estimated
	useful life
Cost	5 years	€22,600
Accumulated amortization		(9,456)

		€13,144

     Estimated aggregate amortization expense for each of the five succeeding fiscal years from December 31, 2004 is as follows: €3,983 in 2005, €3,983 in 2006, €3,983 in 2007, €1,195 in 2008 and €nil in 2009.

NTL IRELAND
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2004
(amounts in thousands)

5. Leases

     Future minimum annual payments under operating leases at December 31, 2004 are as follows. The table reflects NTL Ireland’s contractual obligations.

Year ended December 31:
2005	€5,110
2006	3,975
2007	3,821
2008	3,434
2009	3,085
Thereafter	42,467

Total minimum lease payments	€61,892

     Leases for buildings, offices space and equipment extend through 2033. Total rental expense for the year ended December 31, 2004, under operating leases was €5,341.

6. Fair Values of Financial Instruments

     NTL Ireland in estimating its fair value disclosures for financial instruments used the following methods and assumptions:

     Cash: The carrying amounts reported in the combined balance sheet approximate fair value.

     Notes payable to affiliates: The carrying amounts of the notes payable to affiliates approximate their fair values.

     The carrying amounts and fair values of NTL Ireland’s financial instruments at December 31, 2004 are as follows:

	Carrying	Fair
	Amount	Value
Cash and cash equivalents	€5,593	€5,593
Note payable to affiliates	116,708	116,708

NTL IRELAND
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2004
(amounts in thousands)

7. Employee Benefit Plans

     NTL Ireland operates a defined benefit pension plan in the Republic of Ireland. The assets of the Plan are held separately from those of NTL Ireland and are invested in specialized portfolios under the management of an investment group. The pension cost is calculated using the projected unit method. NTL Ireland’s policy is to fund amounts to the defined benefit plans necessary to comply with the funding requirements as prescribed by the laws and regulations in the Republic of Ireland.

     NTL Ireland’s defined benefit pension plan uses a measurement date of December 31:

Obligations and Funded Status

Change in projected Benefit Obligation
Benefit obligation at beginning of year	€8,425
Service cost	372
Interest cost	501
Members’ contributions	157
Actuarial losses	3,168
Benefits paid	(86)

Benefit obligation at end of year	€12,537

Change in plan assets
Fair value of plan assets at beginning of year	€6,705
Actual return on plan assets	563
Employer contributions	437
Members’ contributions	157
Benefits paid	(86)

Fair value of plan assets at end of year	€7,776

Funded status	(€4,761)
Unrecognized net losses	4,415

Net amount recognized	(€346)

Amounts recognized in the statement of financial position consist of:
Accrued benefit liability	(€3,405)
Accumulated other comprehensive loss	3,059

Net amount recognized	(€346)

     The accumulated benefit obligation for the defined benefit plan was €11,181 at December 31, 2004.

Information for pension plans with an accumulated benefit obligation in excess of plan assets

Accumulated benefit obligation	€11,181
Fair value of plan assets	7,776

Information for pension plans with a projected benefit obligation in excess of plan assets

Projected benefit obligation	€12,537
Fair value of plan assets	7,776

NTL IRELAND
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2004
(amounts in thousands)

Components of Net Periodic Benefit Costs

Change in projected Benefit Obligation
Service cost	€372
Interest cost	501
Expected return on plan assets	(549)
Recognized actuarial loss	29

Benefit obligation at end of year	€353

Additional Information

Increase in minimum liability included in other comprehensive income	€2,471

Assumptions

     Weighted-average assumptions used to determine benefit obligations

Discount rate	4.80%
Rate of compensation increase	4.00%

     Weighted-average assumptions used to determine net periodic benefit costs

Discount rate	6.00%
Expected long-term rate of return on plan assets	7.90%
Rate of compensation increase	4.00%

     Where investments are held in bonds and cash, the expected long-term rate of return is taken to be yields generally prevailing on such assets at the measurement date. The higher rate of return is expected on equity investments, which is based more on realistic future expectations than on the returns that have been available historically. The overall expected long-term rate on assets is then the average of these rates taking into account the underlying assets portfolios of the pension plans.

Plan Assets

     NTL Ireland’s pension plan weighted-average assets allocations at December 31, 2004 by asset category are as follows:

Asset category
Equity securities	75.3%
Debt securities	14.3%
Real estate	7.1%
Cash	3.3%

100.0%

     The trustees of the plan have in place an agreement with the investment managers that targets an allocation of 64% equities and 36% bonds and cash at December 31, 2004. Deviations from these central targets are permitted from time to time. Because the plan is now closed to new entrants, the investment strategy is moving towards a higher proportion of bonds over time to reflect the steadily maturing profile of liabilities.

     There were no shares of NTL’s common stock included in the Equity Securities at December 31, 2004.

NTL IRELAND
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2004
(amounts in thousands)

Cash flows

Contributions

     At December 31, 2004, all of NTL Ireland’s pension plans have projected benefit obligations exceeding plan assets totaling €4,761. NTL Ireland will need to fund these deficits in accordance with the laws and regulations of the Republic of Ireland. NTL Ireland expects to contribute a total of approximately €473 during 2005.

Estimated Future Benefit Payments

     The benefits expected to be paid out of the pension plans in total are set out below for each of the next five years and the following five years in aggregate . The benefits expected to be paid are based on the same assumptions used to measure NTL Ireland’s benefit obligation at December 31, 2004 and include estimated future employee services.

2005	€97
2006	€111
2007	€133
2008	€144
2009	€161
Years 2010 – 2014	€1,310

Defined Contribution Pension Plans

     NTL Ireland’s subsidiaries operate defined contribution pension plans in the UK and Republic of Ireland. NTL Ireland’s expense in relation to these plans was €9 for the year ended December 31, 2004.

8. Income Taxes

     The expense (benefit) for income taxes for the year ended December 31, 2004 consists of the following:

Current	€133
Deferred	2,460

€2,593

     NTL Ireland’s current tax expense relates to capital gain not covered by net operating losses. The deferred tax expense relates to the use of deferred tax assets that were covered by a valuation allowance that existed as of January 10, 2003.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax liabilities and assets as at December 31, 2004 are as follows:

Deferred tax liabilities:
Intangibles	€1,951
Depreciation and amortization	5,983

Total deferred tax liabilities	7,934

Deferred tax assets:
Net operating losses	8,746
Purchase accounting liabilities	428

Total deferred tax assets	9,174
Valuation allowance for deferred tax assets	(1,240)

Net deferred tax assets	7,934

Net deferred tax liabilities	€—

NTL IRELAND
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2004
(amounts in thousands)

     At December 31, 2004, NTL Ireland had a valuation allowance against its deferred tax assets to the extent it was not more likely than not that such assets would be realized in the future. To the extent NTL Ireland realizes a benefit attributable to the valuation allowance that existed as of January 10, 2003, such benefit would reduce intangible assets existing at that date, then be credited to paid in capital. Substantially all of the valuation allowance at December 31, 2004 would be treated in this way. In 2004, NTL Ireland recognized such a benefit to the extent of €2,460 resulting in a deferred tax expense and a reduction in customer lists of this amount.

     On the adoption of Fresh Start reporting, adjustments were made to NTL Ireland’s deferred tax balance. The net effect of these adjustments was to reduce the deferred tax liability to €nil.

     At December 31, 2004, NTL Ireland had net operating loss carryforwards of approximately €70 million that have no expiration date. Pursuant to Irish law, these losses are only available to offset income of the same type that generated the loss.

     The reconciliation of income taxes computed at Irish statutory rates to income tax expense for the year ended December 31, 2004 is as follows:

Expense at Irish statutory rate (12.5%)	€2,207
Effects of:
Expenses not deductible for tax purposes	261
Income taxable at higher rates	125

€2,593

9. Related Party Transactions

     NTL Ireland comprises indirect wholly-owned subsidiaries of NTL. NTL charges NTL Ireland for interconnect costs and other related expenses. The following information summarizes NTL Ireland’s significant related party transactions for the year ended December 31, 2004:

Charged to NTL Ireland	€4,325

     Intercompany interest is charged to NTL Ireland by NTL and its affiliates based on intercompany debt balances. Intercompany interest expense is calculated using a weighted average interest rate of external borrowings by NTL and its affiliates.

     The following information summarizes the amounts due to NTL and its affiliates as of December 31, 2004:

Amounts due from affiliates	€39,292

Accrued interest	3,791
Amounts due to affiliates	5,497

Notes payable to affiliates	116,708

NTL IRELAND
NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
DECEMBER 31, 2004
(amounts in thousands)

10. Commitments and Contingent Liabilities

     At December 31, 2004, NTL Ireland was committed to pay approximately € 7,129 for equipment and services. The aggregate amount of the fixed and determinable portions of these obligations for the succeeding five fiscal years is as follows:

Year ended December 31:
2005	€2,999
2006	4,130
2007	—
2008	—
2009	—

€7,129

     NTL Ireland is involved in certain disputes and litigation arising in the ordinary course of its business. None of these matters are expected to have a material adverse effect on NTL Ireland’s financial position, results of operations or cash flows.

LIBERTY GLOBAL, INC.
UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

General

The accompanying unaudited condensed pro forma combined financial statements reflect the pro forma effects of (i) the mergers (the LMI/UGC Mergers) completed on June 15, 2005, whereby Liberty Global, Inc. (Liberty Global) acquired all of the capital stock of UGC that LMI did not already own and LMI and UGC became wholly owned subsidiaries of Liberty Global, (ii) the July 1, 2004 acquisition of Suez-Lyonnaise Télécom SA (Noos), (iii) the April 1, 2005 acquisition of the remaining 19.9% minority interest in UPC Broadband France SAS (UPC Broadband France), (iv) the January 1, 2005 consolidation of LMI/Sumisho Super Media LLC (Super Media) and Jupiter Telecommunications Co., Ltd. (J:COM), (v) the April 29, 2005 sale of LMI’s interests in Torneos y Competencias S.A. (TyC) and Fox Pan American Sports, LLC (FPAS), and (vi) UGC’s consolidation of MS Irish Cable Holdings B.V. (MS Irish Cable) in connection with MS Irish Cable’s May 9, 2005 acquisition of NTL Communications (Ireland) Limited, NTL Irish Networks Limited and certain related assets (together, NTL Ireland) (collectively, the Consummated Transactions).

The following unaudited condensed pro forma combined balance sheet of Liberty Global as of March 31, 2005, assumes that the LMI/UGC Mergers, the acquisition of the remaining 19.9% minority interest in UPC Broadband France, the sale of LMI’s interests in TyC and FPAS and UGC’s consolidation of MS Irish Cable were effective as of such date. The following unaudited condensed pro forma combined statements of operations of Liberty Global for the three months ended March 31, 2005 and the year ended December 31, 2004 include the pro forma effects of the Consummated Transactions, as if such transactions were effective as of January 1, 2004.

The unaudited pro forma results do not purport to be indicative of the financial position and results of operations that Liberty Global will obtain in the future, or that Liberty Global would have obtained if the Consummated Transactions were effective as of the dates indicated above. These unaudited condensed pro forma combined financial statements of Liberty Global have been derived from and should be read in conjunction with the historical consolidated financial statements and related notes thereto of LMI, J:COM, Noos and the historical combined financial statements and related notes thereto of NTL Ireland. The historical consolidated financial statements and related notes thereto of LMI are included in LMI’s Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2004 and LMI’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005. The historical consolidated financial statements of J:COM for the year ended December 31, 2004 are included in LMI’s Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2004. The historical consolidated financial statements and related notes thereto of Noos are included in LMI’s Current Report on Form 8-K/A (Amendment No. 1) dated July 26, 2004. The historical combined financial statements and related notes thereto of NTL Ireland are included elsewhere herein.

LMI/UGC Mergers

At March 31, 2005, LMI owned 53.5% of the outstanding equity securities of UGC representing approximately 91.0% of UGC’s outstanding voting power. Pursuant to the LMI/UGC Mergers, each share of LMI Series A common stock or Series B common stock owned by an LMI stockholder was exchanged for one share of the corresponding series of Liberty Global common stock. Stockholders of UGC (other than LMI and its wholly owned subsidiaries) may elect to receive, for each share of UGC common stock owned by them, either:

•	0.2155 of a share of Liberty Global Series A common stock (plus cash in lieu of any fractional share interest) (the stock election); or

•	$9.58 in cash, without interest (the cash election).

UGC stockholders who made the cash election were subject to proration so that, in the aggregate, the cash consideration paid to UGC stockholders did not exceed 20% of the aggregate value of the merger consideration payable to UGC public stockholders.

The LMI/UGC Mergers will be accounted for as a “step acquisition” by LMI of the remaining minority interest in UGC. The purchase price in this step acquisition will include the consideration issued to UGC public stockholders to acquire the UGC interest not already owned by LMI and the direct acquisition costs incurred by LMI. As UGC was a consolidated subsidiary of LMI at March 31, 2005, the purchase price will first be applied to eliminate the minority interest in UGC from the consolidated balance sheet of LMI, and the remaining purchase price will be allocated on a pro rata basis to the identifiable assets and liabilities of UGC based upon their respective fair values at the effective date of the LMI/UGC Mergers and the minority interest in UGC (46.5% at March 31, 2005) to be acquired by Liberty Global pursuant to the LMI/UGC Mergers. Any excess purchase price that remains after amounts have been allocated to the net identifiable assets of UGC will be recorded as goodwill. As LMI is the acquiring company for accounting purposes and the predecessor to Liberty Global, the historical financial statements of LMI will become the historical financial statements of Liberty Global. As discussed further in the accompanying notes, the preliminary calculation of the purchase price reflected in the accompanying unaudited condensed pro forma combined financial statements is based upon the number of shares of UGC Class A common stock held by UGC public stockholders at March 31, 2005, the preliminary estimates of the cash and stock components of the purchase price and the closing price of LMI Series A common stock on June 14, 2005. In addition, the preliminary purchase price allocation reflected in the accompanying unaudited condensed pro forma combined financial statements is subject to adjustment based upon the final assessment of the fair values of UGC’s identifiable assets and liabilities.

Acquisitions of Noos and the Remaining 19.9% Minority Interest in UPC Broadband France

Noos Acquisition. On July 1, 2004, UPC Broadband France, an indirect wholly owned subsidiary of UGC and the owner of UGC’s French cable television operations, acquired Noos from Suez SA (Suez). Noos is a provider of digital and analog cable television services and high-speed internet access services in France. The final purchase price for a 100% interest in Noos was approximately €567,102,000 ($689,989,000 at July 1, 2004), consisting of €487,085,000 ($592,633,000 at July 1, 2004) in cash, a 19.9% equity interest in UPC Broadband France valued at approximately €71,339,000 ($86,798,000 at July 1, 2004) and €8,678,000 ($10,558,000 at July 1, 2004) in direct acquisition costs.

UGC accounted for this transaction as the acquisition of an 80.1% interest in Noos and the sale of a 19.9% interest in UPC Broadband France. Under the purchase method of accounting, the final purchase price was allocated to the acquired identifiable tangible and intangible assets and liabilities based upon their respective fair values.

Acquisition of Remaining Minority Interest in UPC Broadband France. On April 6, 2005, UGC exercised its call right and purchased the remaining 19.9% minority interest in UPC Broadband France for €90,105,000 ($116,189,000 at the transaction date) in cash. This acquisition will be accounted for as a “step acquisition” by UGC of the remaining 19.9% minority interest in UPC Broadband France. As UPC Broadband France was a consolidated subsidiary of UGC at March 31, 2005, the purchase price will first be applied to eliminate the minority interest in UPC Broadband France from the consolidated balance sheet of UGC, and the remaining purchase price will be allocated on a pro rata basis to the identifiable assets and liabilities of UPC Broadband France based upon their respective fair values at the transaction date and the 19.9% minority interest in UPC Broadband France acquired by UGC on that date. Any excess purchase price that remains after amounts have been allocated to the net identifiable assets of UPC Broadband France will be recorded as goodwill. The preliminary purchase price allocation reflected in the accompanying unaudited condensed pro forma combined financial statements is subject to adjustment based upon the final assessment of the fair values of UPC Broadband France’s identifiable assets and liabilities.

Consolidation of Super Media/J:COM

J:COM owns and operates broadband businesses in Japan. On December 28, 2004, LMI’s 45.45% ownership interest in J:COM, and a 19.78% interest in J:COM owned by Sumitomo Corporation (Sumitomo) were combined in Super Media. Super Media’s investment in J:COM was recorded at the respective historical cost bases of LMI and Sumitomo on the date that their J:COM interests were combined in Super Media. As a result of these transactions, LMI held a 69.68% noncontrolling interest in Super Media, and Super Media held a 65.23% controlling interest in J:COM at December 31, 2004. At December 31, 2004, Sumitomo also held a 12.25% direct interest in J:COM and Microsoft Corporation (Microsoft) held a 19.46% beneficial interest in J:COM.

Due to certain veto rights held by Sumitomo, LMI accounted for its 69.68% ownership interest in Super Media using the equity method of accounting at December 31, 2004. On February 18, 2005, J:COM announced an initial public offering of its common shares in Japan. Under the terms of the operating agreement of Super Media, LMI’s casting or tie-breaking vote with respect to decisions of the management committee became effective upon this announcement. Super Media is managed by a management committee consisting of two members, one appointed by LMI and one appointed by Sumitomo. From and after February 18, 2005, the management committee member appointed by LMI has a casting or deciding vote with respect to any management committee decision that LMI and Sumitomo are unable to agree on, with the exception of the terms of the initial public offering of J:COM. Certain decisions with respect to Super Media will continue to require the consent of both members rather than the management committee. These include any decision to engage in any business other than holding J:COM shares, sell J:COM shares, issue additional units in Super Media, make in-kind distributions or dissolve Super Media, in each case other than as contemplated by the Super Media operating agreement.

As a result of the above-described change in the governance of Super Media, LMI began accounting for Super Media and J:COM as consolidated subsidiaries effective January 1, 2005.

On March 23, 2005, Sumitomo contributed additional J:COM shares to Super Media, increasing Sumitomo’s interest in Super Media to 32.4%, and decreasing LMI’s interest in Super Media to 67.6%. Also on March 23, 2005, J:COM completed an initial public offering of its common shares. After giving effect to Sumitomo’s additional contribution of J:COM shares to Super Media and the consummation of J:COM’s initial public offering, including the subsequent exercise of the underwriters’ overallotment option, Super Media’s ownership interest in J:COM is 54.46%. The accompanying unaudited condensed pro forma combined statements of operations do not give effect to the aforementioned changes in (i) LMI’s ownership interest in Super Media, or (ii) Super Media’s ownership interest in J:COM.

Sale of Equity Interests in TyC and FPAS

On April 29, 2005, LMI sold its entire equity interest in Fox Pan American Sports, LLC (FPAS), and a $4 million convertible subordinated note issued by FPAS, to another unaffiliated member of FPAS for a cash purchase price of $5,000,000. In addition, LMI’s majority owned subsidiary, Liberty Programming Argentina, LLC (LPA LLC), sold its entire equity interest in TyC to an unrelated entity for total consideration of $20,940,000, consisting of $13,000,000 in cash and a $7,940,000 secured promissory note issued by FPAS and assigned to LMI by the purchaser. The minority owner of LPA LLC is entitled to approximately $3,625,000 of the total consideration received in connection with the sale of TyC. TyC is an independent producer of Argentine sports and entertainment programming. FPAS develops and operates multiple Spanish language subscription television and radio services and is a principal customer of TyC. Prior to the consummation of these transactions, LMI used the equity method to account for TyC and FPAS.

UGC’s Consolidation of MS Irish Cable

On May 9, 2005, UGC announced that its subsidiary UPC Ireland B.V. (UPC Ireland) had signed a sale and purchase agreement to acquire MS Irish Cable Holdings B.V. (MS Irish Cable), subject to regulatory approval. MS Irish Cable, an affiliate of Morgan Stanley, owns NTL Ireland, which MS Irish Cable acquired from the NTL Group on May 9, 2005. NTL Ireland, Ireland’s largest cable television operator, provides cable television and broadband Internet services to residential customers and managed network services to corporate customers. Certain obligations of UPC Ireland are guaranteed by UGC’s subsidiary United Pan Europe Communications, N.V. (UPC).

MS Irish Cable acquired NTL Ireland on May 9, 2005 for approximately €325 million ($416,485,000 at May 9, 2005) in cash, excluding direct acquisition costs and an adjustment for cash in the business at closing. On that date, UPC Ireland loaned MS Irish Cable approximately €338.6 million ($433,913,000 at May 9, 2005) to fund the purchase price for NTL Ireland and MS Irish Cable’s working capital needs pursuant to a loan agreement (the Loan Agreement). Interest accrues annually on the loan in an amount equal to 100% of MS Irish Cable’s profits for the interest period and becomes payable on the date of repayment or prepayment of the loan. The final maturity of the loan is May 9, 2065, but the indebtedness incurred under the Loan Agreement may be prepaid at any time without penalty.

UPC Ireland’s acquisition of MS Irish Cable from MS Irish Cable’s parent company, Morgan Stanley Dean Witter Equity Funding, Inc. (MSDW Equity), is subject to receipt of applicable Irish regulatory approval. Upon closing, UPC Ireland will pay MSDW Equity, as consideration for all of the outstanding share capital of MS Irish Cable and any MS Irish Cable indebtedness owed to MSDW Equity and its affiliates, an amount (the Purchase Price) equal to MSDW Equity’s net investment in MS Irish Cable plus interest on the amount of the net investment at a rate per annum equal to EURIBOR + 1.2%, compounded daily, for the period of its investment through the date of the disposition, together with any value added tax thereon plus an amount equal to certain costs and expenses incurred by MSDW Equity in connection with the transaction.

If regulatory approval for UPC Ireland’s acquisition of MS Irish Cable (including its subsidiary NTL Ireland) is not received by February 3, 2006 or, if prior to that date, the appropriate authority has expressly and conclusively refused to grant the necessary approval, MSDW Equity may sell its direct or indirect interest in NTL Ireland to any third party for such consideration and on such terms and conditions as MSDW Equity determines in its sole discretion. UPC Ireland has agreed to make MSDW Equity whole with respect to any economic effect on MSDW Equity regarding the acquisition, ownership and subsequent transfer of the NTL Ireland interest. In connection with such a sale of the NTL Ireland interest to a third party, UPC Ireland has granted MSDW Equity an option to require UPC Ireland to sell to MSDW Equity or its nominee (the Call Option) all of UPC Ireland’s interest in the indebtedness owed to it under the Loan Agreement at a price equal to the total consideration (including the amount of debt directly or indirectly assumed) that MSDW Equity and its affiliates will receive for sale or liquidation of the direct or indirect NTL Ireland interest, less the Purchase Price and the amount of certain expenses and costs, without duplication, incurred by MSDW Equity and its affiliates in connection with the sale, ownership and earlier acquisition of NTL Ireland and a customary advisory fee to be agreed upon. UPC Ireland’s obligations under the Call Option are secured by a security assignment of UPC Ireland’s right to the receivable under the Loan Agreement and a Dutch pledge over such receivable.

In connection with the transaction, UPC Ireland has agreed to pay MSDW Equity or its affiliates an arrangement fee of €4.0 million ($5,126,000 at May 9, 2005) and €150,000 ($192,000 at May 9, 2005) for each month that MS Irish Cable holds its interest in NTL Ireland as well as to reimburse it for its reasonable costs and expenses associated with the transaction. UPC Ireland has agreed to indemnify MSDW Equity and its affiliates with respect to any losses, liabilities and taxes incurred in connection with the transaction.

The make whole arrangement with MSDW Equity is considered to be a variable interest in MS Irish Cable, which is a variable interest entity under the provisions of FASB Interpretation No. 46R (FIN 46R). As the primary beneficiary, UGC is required to consolidate MS Irish Cable and its subsidiaries, including NTL Ireland, as of the closing date of MS Irish Cable’s acquisition of NTL Ireland. As MSDW Equity has no equity at risk in MS Irish Cable, the full amount of MS Irish Cable’s net earnings (loss) will be allocated to UPC Ireland.

MS Irish Cable’s acquisition of NTL Ireland will be accounted for using the purchase method of accounting. Under this method, the purchase price will be allocated to the identifiable assets and liabilities of NTL Ireland based upon their respective fair values at May 9, 2005. Any excess purchase price that remains after amounts have been allocated to the net identifiable assets of NTL Ireland will be recorded as goodwill. The preliminary purchase price allocation reflected in the accompanying unaudited condensed pro forma combined financial statements is subject to adjustment based upon the final assessment of the fair values of NTL Ireland’s identifiable assets and liabilities.

The accompanying unaudited condensed pro forma combined pro forma financial statements give effect to UGC’s consolidation of MS Irish Cable pursuant to FIN 46R. However no pro forma adjustments have been reflected to give effect to UPC Ireland’s contemplated acquisition of MS Irish Cable. In addition, no pro forma adjustments are reflected with respect UPC Ireland's loan to MS Irish Cable as all amounts outstanding under the Loan Agreement and related interest are eliminated in UGC’s consolidation of MS Irish Cable.

LIBERTY GLOBAL, INC.
Unaudited Condensed Pro Forma Combined Balance Sheet
March 31, 2005

	Historical		Pro forma
			Adjustments -
			increase (decrease)
			UPC Broadband		TyC/		MS Irish Cable		LMI/UGC		As
	LMI	NTL Ireland	France		FPAS		(NTL Ireland)		Mergers		adjusted
	amounts in thousands
Assets:
Cash and cash equivalents	$3,076,092	7,969	(116,189	)(1)	14,375	(2)	(439,892	)(3)	(703,316	)(4)	1,839,039
Receivables and other current assets	657,917	72,117	—		—		(55,407	)(3)	—		674,627
Investments and related receivables	1,619,716	—	—		(4,540	)(2)	—		—		1,615,176
Property and equipment, net	6,460,367	163,305	—		—		—		—		6,623,672
Intangible assets not subject to amortization	4,748,610	—	30,830	(1)	—		302,177	(3)	2,425,834	(4)	7,507,451
Other assets	712,571	15,039	—		7,940	(2)	—		—		735,550

Total assets	17,275,273	258,430	(85,359)		17,775		(193,122)		1,722,518		18,995,515

Liabilities and Stockholders’ Equity:
Current liabilities	1,582,912	227,755	—		(2,367)		(166,901	)(3)	—		1,641,399
Debt, excluding current portion	6,471,308	—	—		—		—		—		6,471,308
Deferred income tax liabilities, excluding current portion	457,862	—	—		—		—		—		457,862
Other liabilities	849,721	4,454	—		—		—		—		854,175

Total liabilities	9,361,803	232,209	—		(2,367)		(166,901)		—		9,424,744

Minority interests in subsidiaries	2,641,180	—	(85,359	)(1)	(2,811	)(2)	—		(1,073,860	)(4)	1,479,150

Stockholders’ Equity:
Common stock	1,758	—	—		—		—		629	(4)	2,387
Additional paid-in capital	7,110,525	—	—		—		—		2,758,453	(4)	9,868,978
Accumulated deficit	(1,622,673)	—	—		(32,305	)(2)	—		—		(1,654,978)
Accumulated other comprehensive loss, net of taxes	(89,430)	—	—		55,258	(2)	—				(34,172)
Treasury stock and shares held by subsidiaries	(127,890)	—	—		—		—		(90,594	)(4)	(90,594)
									127,890	(4)
NTL equity	—	26,221	—		—		(26,221	)(3)	—		—

Total stockholders’ equity	5,272,290	26,221	—		22,953		(26,221)		2,796,378		8,091,621

Total liabilities and stockholders’ equity	$17,275,273	258,430	(85,359)		17,775		(193,122)		1,722,518		18,995,515

See notes to unaudited condensed pro forma combined financial statements.

LIBERTY GLOBAL, INC.
Unaudited Condensed Pro Forma Combined Statement of Operations
Three months ended March 31, 2005

			Pro forma
			Adjustments -
	Historical		increase (decrease)
			UPC Broadband		TyC/		MS Irish Cable		LMI/UGC		As
	LMI	NTL Ireland	France		FPAS		(NTL Ireland)		Mergers		adjusted
	amounts in thousands, except per share amounts
Revenue	$1,235,250	36,300	—		—		—		—		1,271,550
Operating, selling, general and administrative expenses	(786,375)	(24,757)	—		—		—		—		(811,132)
Stock compensation	(18,655)	—	—		—		—		—		(18,655)
Depreciation and amortization	(327,591)	(5,562)	—		—		—		—		(333,153)
Restructuring and other charges	(4,863)	—	—		—		—		—		(4,863)

Operating income	97,766	5,981	—		—		—		—		103,747

Other income (expense):
Interest expense	(91,028)	(1,313)	—		—		1,313	(8)	—		(91,028)
Share of earnings of affiliates, net	(21,324)	—	—		18,595	(7)	—		—		(2,729)
Other, net	99,918	79	—		—		—		—		99,997

	(12,434)	(1,234)	—		18,595		1,313		—		6,240

Earnings before income tax and minority interest	85,332	4,747	—		18,595		1,313		—		109,987
Income tax expense	(45,697)	(609)	—	(5)	—	(5)	(164	)(5)	—	(5)	(46,470)
Minority interests in earnings of subsidiaries	(13,301)	—	(2,326	)(6)	—		—		(3,350	)(14)	(18,977)

Net earnings	$26,334	4,138	(2,326)		18,595		1,149		(3,350)		44,540

Earnings (loss) per common share:
Basic	$0.15										0.19

Diluted	$0.15										(0.04)

Weighted average shares outstanding(15):
Basic	172,792										236,646

Diluted	173,473										249,421

See notes to unaudited condensed pro forma combined financial statements.

LIBERTY GLOBAL, INC.
Unaudited Condensed Pro Forma Combined Statement of Operations
Year ended December 31, 2004

	Historical				Pro forma
					Adjustments -
					increase (decrease)
							UPC		Super				MS Irish
				NTL			Broadband		Media/		TyC/		Cable (NTL		LMI/UGC		As
	LMI	Noos*	J:COM	Ireland	Noos*		France		J:COM		FPAS		Ireland)		Mergers		adjusted
	amounts in thousands, except per share amounts
Revenue	$2,644,284	199,880	1,504,709	132,098	—		—		—		—		—		—		4,480,971
Operating, selling, general and administrative expenses	(1,756,136)	(147,126)	(915,112)	(87,981)	—		—		—		—		—		—		(2,906,355)
Stock compensation	(142,762)	—	(783)	—	—		—		—		—		—		—		(143,545)
Depreciation and amortization	(960,888)	(73,052)	(378,868)	(20,114)	(2,978	) (9)	—		—		—		—		—		(1,435,900)
Impairment, restructuring and other charges	(98,371)	—	—	—	—		—		—		—		—		—		(98,371)

Operating income (loss)	(313,873)	(20,298)	209,946	24,003	(2,978)		—		—		—		—		—		(103,200)

Other income (expense):
Interest expense	(307,015)	(40,394)	(94,958)	(4,704)	37,702	(10)	—		9,428	(12)	—		4,704	(8)	—		(395,237)
Share of earnings of affiliates, net	38,710	—	5,677	—	—		—		(45,092	) (7)	23,488	(7)	—		—		22,783
Gain on exchange of investment security	178,818	—	—	—	—		—		—		—		—		—		178,818
Gain on extinguishment of debt	35,787	—	—	—	—		—		—		—		—		—		35,787
Other, net	164,730	727	337	2,610	—		—		(9,428	)(12)	—		—		—		158,976

	111,030	(39,667)	(88,944)	(2,094)	37,702		—		(45,092)		23,488		4,704		—		1,127

Earnings (loss) before income tax and minority interest	(202,843)	(59,965)	121,002	21,909	34,724		—		(45,092)		23,488		4,704		—		(102,073)
Income tax benefit (expense)	17,449	(101)	(17,315)	(3,218)	—	(5)	—	(5)	15,640	(5)	—	(5)	(588	)(5)	—	(5)	11,867
Minority interests in losses (earnings) of subsidiaries	167,336	—	(4,231)	—	11,759	(11)	(3,844	)(6)	(54,251	)(13)	—		—		(179,433	)(14)	(62,664)

Net earnings (loss)	$(18,058)	(60,066)	99,456	18,691	46,483		(3,844)		(83,703)		23,488		4,116		(179,433)		(152,870)

Basic and diluted loss per common share	$(0.11)																(0.65)

Weighted average shares outstanding - basic and diluted (15)	162,481																236,646

*	For the 6 months ended June 30, 2004.
See notes to unaudited condensed pro forma combined financial statements.

LIBERTY GLOBAL, INC.
Notes to Unaudited Condensed Pro Forma Combined Financial Statements
March 31, 2005

(1)	Represents the adjustments required to reflect the acquisition of the remaining 19.9% minority interest in UPC Broadband France for a cash payment of €90,105,000 ($116,189,000 at the transaction date). For purposes of these unaudited condensed pro forma combined financial statements, it has been assumed that the historical cost of UPC Broadband France’s existing assets and liabilities approximate their fair value. Accordingly, the excess purchase price, after the elimination of the carrying value of the UPC Broadband France minority interest, has been allocated to goodwill. Consistent with the requirements of Statement of Financial Accounting No. 142, Goodwill and Other Intangible Assets (Statement 142), the unaudited condensed pro forma combined statements of operations do not reflect any amortization of this goodwill. The final allocation of the purchase price will be based upon appraisals and may result in the allocation of consideration to identifiable assets and liabilities, including assets with definitive lives. To the extent that consideration is allocated to assets with definitive lives, the final allocation of the purchase price could result in additional depreciation and or amortization expense that in turn would result in higher operating losses, net losses and net loss per share in subsequent periods. For example, if the entire excess consideration of $30,830,000 at March 31, 2005 had been allocated to property and equipment that has a weighted average life of 10 years, the accompanying unaudited condensed pro forma combined statements of operations of LMI for the three months ended March 31, 2005 and the year ended December 31, 2004 would have reflected (i) increases in the pro forma depreciation and amortization of $771,000 and $3,083,000; respectively, (ii) a decrease in the pro forma net earnings and an increase in the pro forma net loss of $771,000 and $3,083,000; respectively, and (iii) a decrease in the basic pro forma earnings per common share and an increase in the pro forma loss per common share of nil and $0.01, respectively.

(2)	On April 29, 2005, LMI sold its entire equity interest in FPAS, and a $4 million convertible subordinated note issued by FPAS, to another unaffiliated member of FPAS for a cash purchase price of $5,000,000. In addition, LMI’s majority owned subsidiary, LPA LLC, sold its entire equity interest in TyC to an unrelated entity for total consideration of $20,940,000, consisting of $13,000,000 in cash and a $7,940,000 secured promissory note issued by FPAS and assigned to LMI by the purchaser. The minority owner of LPA LLC is entitled to approximately $3,625,000 of the total consideration received in connection with the sale of TyC. At March 31, 2005, the carrying value of LMI’s investment in (i) the equity of TyC was zero and (ii) the debt and equity of FPAS was $4,540,000. In addition, cumulative foreign currency translation losses related to TyC of $85,984,000, net of related taxes of $30,726,000, were included in accumulated other comprehensive earnings, net of taxes at March 31, 2005. The adjustments required to the unaudited condensed pro forma combined balance sheet to account for the disposition of LMI’s interests in TyC & FPAS are as follows (amounts in thousands):

	TyC	FPAS	Total

Record cash consideration allocable to LMI	$9,375	5,000	14,375
Record promissory note from FPAS	7,940	—	7,940
Eliminate investments in TyC and FPAS	—	(4,540)	(4,540)
Eliminate cumulative foreign currency translation losses related to TyC, net of taxes, from accumulated comprehensive earnings	(55,258)	—	(55,258)
Eliminate accrued liabilities	2,367	—	2,367
Adjust minority interest in LPA LLC to zero	2,811	—	2,811

Record decrease (increase) in accumulated deficit resulting from nonrecurring gain (loss) incurred in connection with the dispositions	$(32,765)	460	(32,305)

The increase to LMI’s accumulated deficit presented above, which is directly attributable to the disposition of TyC and FPAS, has not been reflected in the unaudited condensed pro forma combined statements of operations due to its nonrecurring nature.

(3)	As a result of the make whole arrangement between UPC Ireland and MSDW Equity that was entered into in connection with MS Irish Cable’s May 9, 2005 acquisition of NTL Ireland, UGC is required to consolidate MS Irish Cable. The details in U.S. dollars of MS Irish Cable’s purchase price to acquire NTL Ireland are as follows (based on May 9, 2005 exchange rate) (amounts in thousands):

Cash consideration	$416,485
Estimated direct acquisition costs (including a $5,126,000 arrangement fee paid to MSDW Equity)	15,438
Adjustment for acquired cash of NTL Ireland	7,969

Total purchase price	$439,892

LIBERTY GLOBAL, INC.
Notes to Unaudited Condensed Pro Forma Combined Financial Statements — (Continued)
March 31, 2005

The adjustments required to the unaudited condensed pro forma combined balance sheet to account for UGC’s consolidation of MS Irish Cable and MS Irish Cable’s acquisition of NTL Ireland are as follows (amounts in thousands):

Record reduction of cash equal to the purchase price	$439,892
Record elimination of NTL Ireland equity	(26,221)
Record elimination of amounts due from former parent	55,407
Record elimination of amounts due to former parent	(166,901)

Record goodwill	$302,177

For purposes of these unaudited condensed pro forma combined financial statements, it has been assumed that the historical cost of NTL Ireland’s existing assets and liabilities approximate their fair value. Accordingly, the excess purchase price has been allocated to goodwill. Consistent with the requirements of Statement 142, the unaudited condensed pro forma combined statements of operations do not reflect any amortization of this goodwill. The final allocation of the purchase price will be based upon appraisals and may result in the allocation of consideration to identifiable assets and liabilities, including assets with definitive lives. To the extent that consideration is allocated to assets with definitive lives, the final allocation of the purchase price could result in additional depreciation and or amortization expense that in turn would result in higher operating losses. For example, if $100 million of the excess consideration is allocated to property and equipment that has a weighted average life of 10 years, the accompanying unaudited condensed combined pro forma statements of operations of Liberty Global for the three months ended March 31, 2005 and the year ended December 31, 2004 would have reflected (i) increases in pro forma depreciation and amortization of $2,500,000 and $10,000,000, respectively; (ii) a decrease in the pro forma net earnings and an increase in the pro forma net loss of $2,188,000 and $8,750,000, respectively (based on NTL Ireland’s statutory tax rate); and (iii) a decrease in the basic pro forma earnings per common share and an increase in the pro forma loss per common share of $0.01 and $0.04, respectively. As mentioned in the headnote to these unaudited condensed pro forma combined financial statements, the full amount of MS Irish Cable’s net earnings (loss) will be allocated to UPC Ireland.

(4)	Represents the adjustments required to reflect the LMI/UGC Mergers, including adjustments to (i) record the issuance of 231,449,883 (including 2,067,787 held by subsidiaries) Liberty Global Series A shares and 7,264,300 Liberty Global Series B shares in connection with the LMI/UGC Mergers, (ii) eliminate the minority interests in UGC’s equity, (iii) record the preliminary allocation of the step acquisition purchase price, (iv) eliminate LMI’s common stock and treasury stock, (v) record Liberty Global Series A shares held by subsidiaries, and (vi) reflect the payment of $11,000,000 of direct acquisition costs.

A preliminary purchase price calculation and allocation is set forth below (dollar amounts in thousands):

Liberty Global Series A shares issued to UGC stockholders (other than LMI and its subsidiaries)(a)(d)	63,826,765

Fair value of shares issued to UGC stockholders (other than LMI and its subsidiaries)(b)(d)	$2,796,378
Cash consideration(d)	692,316
Estimated direct acquisition costs	11,000

Total purchase price	3,499,694
Eliminate minority interest in UGC	(1,073,860)

Allocate residual to goodwill(c)	$2,425,834

(a)	Represents the number of shares that would have been issued to UGC stockholders (other than LMI and its subsidiaries) assuming the LMI/UGC Merger had occurred as of March 31, 2005. Such amount is based upon the number of shares of UGC common stock that were issued and outstanding on March 31, 2005, the preliminary estimates of the cash and stock components of the purchase price, and the closing price of LMI Series A common stock on June 14, 2005. The actual number of shares issued in the LMI/UGC Mergers will be based on the number of shares of UGC common stock outstanding on the closing date and the final determination of the cash and stock components of the purchase price.

(b)	The fair value of the shares issued is based upon a fair value of $43.812 per share, which is the average of the quoted market price of LMI Series A common stock for the period beginning two trading days before and ending two trading days after the date that the LMI/UGC Mergers were announced (January 18, 2004).

(c)	For purposes of these unaudited condensed pro forma combined financial statements, it has been assumed that the historical cost of UGC’s existing assets and liabilities approximate their fair value. Accordingly, the excess purchase price after the elimination of the UGC minority interest has been allocated to goodwill. Consistent with the requirements of Statement 142, the unaudited condensed pro forma combined statements of operations do not reflect any amortization of this goodwill. The final allocation of the purchase price will be based upon appraisals and may result in the allocation of consideration to identifiable assets and liabilities, including assets with definitive lives. To the extent that consideration is allocated to assets with definitive lives, the final allocation of the purchase price could result in additional depreciation and or amortization expense that in turn would result in higher operating losses, net losses and net loss per share in subsequent periods. For example, if $500 million of the excess consideration had been allocated to property and equipment that has a weighted average life of 10 years, the accompanying unaudited condensed pro forma combined statements of operations of Liberty Global for the three months ended March 31, 2005 and the year ended December 31, 2004 would have reflected (i) increases in the pro forma depreciation and amortization of $12,500,000 and $50,000,000, respectively; (ii) a decrease in the pro forma net earnings and an increase in the pro forma net loss of $8,034,000 and $32,135,000, respectively (based upon LMI’s weighted average statutory income tax rate); and (iii) a decrease in the basic pro forma earnings per common share and an increase in the pro forma loss per common share of $0.03 and $0.14, respectively.

(d)	As noted above, the amount of cash and stock consideration payable to UGC stockholders is limited to 20% of the total consideration payable to UGC public stockholders, namely UGC stockholders other than “Permitted Holders” within the meaning of UGC’s indenture with respect to its 1 3/4% convertible senior notes due 2024 (Permitted Holders). Permitted Holders include LMI, Liberty Media Corporation (Liberty), and the Chief Executive Officer and each member of the board of directors of UGC, LMI and Liberty as of April 1, 2004 and each of the Affiliated Persons, as defined, of the foregoing. The pro forma calculations of the number of shares of Liberty Global Series A common stock to be issued, the fair value of such shares to be issued and the cash consideration to be paid are based in part on the number of shares of UGC Class A common stock held by Permitted Holders as of the June 15, 2005 closing date of the LMI/UGC Mergers.

(5)	Represents the tax effects of the pro forma adjustments related to the consolidation of (i) MS Irish Cable (NTL Ireland) and (ii) Super Media and J:COM. The pro forma adjustments associated with the (i) acquisitions of the remaining 19.9% minority interest in UPC Broadband France, (ii) sale of LMI’s equity interests in TyC and FPAS and (iii) the LMI/UGC Mergers, are expected to have no significant impact on pro forma income tax benefit (expense) due primarily to the fact that the basic pro forma adjustments relate to jurisdictions where valuation allowances have been provided against deferred tax assets.

(6)	Represents the pro forma adjustment to (i) eliminate the minority interest’s $4,347,000 share of UPC Broadband France’s historical net loss for the three months ended March 31, 2005, and to reflect the $2,021,000 share of such adjustment that was allocable to the then owners of the minority interests in UGC; and (ii) eliminate the minority interest’s $7,172,000 share of UPC Broadband France’s historical net loss for the six months ended December 31, 2004, and to reflect the $3,328,000 share of such adjustment that was allocable to the then owners of the minority interests in UGC.

(7)	Represents the elimination of LMI’s (i) share of losses of TyC and FPAS for the three months ended March 31, 2005, and the year ended December 31, 2004, as a result of LMI’s sale of its equity interests in TyC and FPAS and (ii) share of earnings of J:COM for the year ended December 31, 2004, as a result of the consolidation of Super Media and J:COM.

LIBERTY GLOBAL, INC.
Notes to Unaudited Condensed Pro Forma Combined Financial Statements — (Continued)
March 31, 2005

(8)	Represents the elimination of intercompany interest on loans and other advances between NTL Ireland and its former parent.

(9)	The pro forma adjustment to Noos’ depreciation and amortization expense for the year ended December 31, 2004 consists of the depreciation and amortization of Noos purchase price allocations to property and equipment (estimated weighted average life of 9.5 years) and amortizable intangible assets (estimated lives ranging from 3 to 6 years).

(10)	Represents the elimination of $40,394,000 of Noos’ historical interest expense for the six months ended June 30, 2004, as UPC Broadband France did not assume the related debt, less $2,692,000 of assumed interest expense for the six months ended June 30, 2004 on the debt incurred by UGC to finance a portion of the Noos acquisition.

(11)	Represents the share of Noos’ pro forma operating results for the six months ended June 30, 2004 that was allocable to the then owners of the minority interests in UGC.

(12)	Represents the elimination of (i) intercompany interest on shareholder loans between J:COM and LMI and (ii) guarantee fees earned by LMI from J:COM.

(13)	Represents pro forma adjustments to minority interests in losses (earnings) of subsidiaries for the year ended December 31, 2004 as a result of the consolidation of Super Media and J:COM as follows (amounts in thousands):

Minority interest in J:COM (34.77%)	$(34,581)
Minority interest in Super Media (30.32%)	(19,670)

$(54,251)

(14)	Represents the elimination of the minority interests’ share of UGC’s net losses as a result of the LMI/UGC Mergers.

(15)	The historical and pro forma weighted average shares outstanding assume that the June 7, 2004 distribution of LMI common stock to the stockholders of Liberty Media Corporation occurred on January 1, 2004. In addition, the pro forma weighted average shares outstanding assume that the number of Liberty Global common shares that would have been issued and outstanding had the LMI/UGC Mergers occurred on March 31, 2005 were outstanding since January 1, 2004. The calculation of diluted loss per share for the three months ended March 31, 2005 includes the dilutive effects of the conversion of certain convertible notes issued by UGC and the assumed issuance of shares pursuant to outstanding stock options under the treasury stock method.

Exhibit Index

Exhibit No.	Name
2.1	Agreement and Plan of Merger, dated January 17, 2005, among Liberty Global, Inc. (f/k/a New Cheetah, Inc., “Liberty Global”), Liberty Media International, Inc. (“LMI”), UnitedGlobalCom, Inc. (“UGC”), Cheetah Acquisition Corp. and Tiger Global Acquisition Corp. (incorporated by reference to Exhibit 2.1 to LMI’s Current Report on Form 8-K, dated January 19, 2005 (File No. 000-50671))

3.1	Restated Certificate of Incorporation of Liberty Global, dated June 15, 2005

3.2	Bylaws of Liberty Global

4.1	Specimen certificate for shares of Series A common stock, par value $.01 per share, of Liberty Global

4.2	Specimen certificate for shares of Series B common stock, par value $.01 per share, of Liberty Global

10.1	Liberty Global, Inc. 2005 Incentive Plan

10.2	Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan

10.3	Form of Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan Non-Qualified Stock Option Agreement

10.4	Compensation Policy for Nonemployee Directors

10.5	Executive Service Agreement, dated December 15, 2004, between UPC Services Limited and Charles Bracken (incorporated by reference to Exhibit 10.15 to UGC’s Annual Report on Form 10-K, dated March 14, 2005 (File No. 000-496-58))

99.1	Liberty Global Press Release, dated June 15, 2005

99.2	Indenture (the “Indenture”), dated as of April 6, 2004, between UGC and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to UGC’s Current Report on Form 8-K, dated April 6, 2004 (File No. 000-496-58))

99.3	First Supplemental Indenture, dated as of May 24, 2005, between UGC and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.1 to UGC’s Current Report on Form 8-K, dated May 31, 2005 (File No. 000-496-58))

99.4	Second Supplemental Indenture, dated as of June 15, 2005, among Liberty Global, UGC and The Bank of New York, as Trustee